EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned officers and directors of The Stanley Works, a Connecticut corporation (the “Corporation”), hereby severally constitute Bruce H. Beatt and Kathryn P. Sherer our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended January 3, 2009 of the Corporation filed herewith (the “Form 10-K”), and any and all amendments thereof, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable the Corporation to comply with the annual filing requirements under the Securities Act of 1934, as amended, including, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Form 10-K and any and all amendments thereto.

SIGNATURE	TITLE	DATE

/s/ John F. Lundgren John F. Lundgren	Chairman, Chief Executive Officer and Director	February 17, 2009

/s/ John G. Breen John G. Breen	Director	February 17, 2009

/s/ Patrick D. Campbell Patrick D. Campbell	Director	February 17, 2009

/s/ Carlos M. Cardoso Carlos M. Cardoso	Director	February 17, 2009

/s/ Virgis W. Colbert Virgis W. Colbert	Director	February 17, 2009

/s/ Robert B. Coutts Robert B. Coutts	Director	February 17, 2009

/s/ Eileen S. Kraus Eileen S. Kraus	Director	February 17, 2009

/s/ Marianne M. Parrs Marianne M. Parrs	Director	February 17, 2009

/s/ Lawrence A. Zimmerman Lawrence A. Zimmerman	Director	February 17, 2009

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